OfficeMax®
WORK WITH US™

ROAD TO SUCCESS

2011 INVESTOR DAY

November 16, 2011 - New York City

U.S. Technology & Document Solutions Exhibit 99.6

Why Tech and Doc Solutions Matters
Markets growing for Print and Copy, Managed Print, and
Technology
OfficeMax long tenure and experience
New organizational championship
Drive profitable growth with
limited investment and risk!

Tech and Doc Solutions Market Opportunity (2011-2014)
Represents significant
growth for each market!
Managed
Print Services Print and Copy Technology
10%
CAGR
1.2%
CAGR
5%
CAGR
$10B
$10B
Market
Market
$14B
$14B
Market
Market
$76B
$76B
Market
Market

PRINT &
DOCUMENT
CENTER
CUSTOM
MAKE

OfficeMax IMPRESS
PRINT & DOCUMENT SERVICES

OfficeMax WORK WITH US | The Road to Success

ImPress (Contract and Retail Segments)
In operation for 20 years
On-site and near-site offering
enabled by web-to-print
Print and copy in all stores with
additional 6 “stand-alone” production
centers in CFCs
Top 10% of stores average annual
sales greater than $800K
Gross margin greater than 2X of
retail segment

Managed Print Services (Contract Segment)
Managed Print Services
In operation for 3 years
Convert print assets from
fixed/variable costs to  per-
page cost
16,000 + devices under
management
Certified for over 70% of all
units sold in US

Technology Products and Services (Contract Segment) Technology Products and Services In operation for 15 years Telephony, hardware, software, and data storage solutions Add-on sale for B2B customers

Strategic Context Customer focus and championship From product to service Growth across multiple customer segments Aligns with technology-enabled market place Services: The work starts AFTER the sale

Technology and Document Solutions Business Customer Driven Best Service Offer Brand Standard Performance Mission:

2012 Operational Milestones Optimize offer and brand standard Segment sales force Refresh technology platform Expand supplier relationships Harness supply chain for value- added delivery

Tech and Doc Solutions Matters!
Markets growing for Print and Copy, Managed Print, and
Technology
OfficeMax long tenure and experience
New organizational championship
Drive profitable growth with
limited investment and risk!